Capital World Bond Fund
December 31, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)	Total Return of Capital (000's omitted)	Total Dividends paid (000's omitted)
Class A	$41,963	$63,859	$105,822
Class B	$-	$-	$-
Class C	$1,244	$1,893	$3,137
Class T*	$-	$-	$-
Class F-1	$2,267	$3,450	$5,717
Class F-2	$10,705	$16,291	$26,996
Class F-3	$10,363	$15,769	$26,132
Total	$66,542	$101,262	$167,804
Class 529-A	$2,066	$3,144	$5,210
Class 529-B	$-	$-	$-
Class 529-C	$384	$585	$969
Class 529-E	$98	$149	$247
Class 529-T*	$-	$-	$-
Class 529-F-1	$285	$434	$719
Class R-1	$40	$61	$101
Class R-2	$592	$901	$1,493
Class R-2E	$18	$27	$45
Class R-3	$883	$1,344	$2,227
Class R-4	$847	$1,288	$2,135
Class R-5	$709	$1	$2
Class R-5E	$1	$1,079	$1,788
Class R-6	$22,032	$33,527	$55,559
Total	$27,955	$42,540	$70,495
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.1427
Class B	$-
Class C	$0.0599
Class T	$0.1614
Class F-1	$0.1285
Class F-2	$0.1595
Class F-3	$0.1736
Class 529-A	$0.1481
Class 529-B	$-
Class 529-C	$0.0873
Class 529-E	$0.1134
Class 529-T	$0.1472
Class 529-F-1	$0.1170
Class R-1	$0.1023
Class R-2	$0.0981
Class R-2E	$0.1281
Class R-3	$0.1141
Class R-4	$0.1339
Class R-5E	$0.1586
Class R-5	$0.1599
Class R-6	$0.1691
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	293,823
Class B	-
Class C	14,257
Class T*	-
Class F-1	14,306
Class F-2	51,504
Class F-3	88,717
Total	462,607
Class 529-A	15,590
Class 529-B	-
Class 529-C	4,265
Class 529-E	775
Class 529-T	1
Class 529-F-1	1,889
Class R-1	427
Class R-2	6,397
Class R-2E	188
Class R-3	7,073
Class R-4	5,764
Class R-5	4,217
Class R-5E	1
Class R-6	128,333
Total	174,920
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$19.97
Class B	$-
Class C	$19.63
Class T	$19.97
Class F-1	$19.92
Class F-2	$19.94
Class F-3	$19.95
Class 529-A	$20.02
Class 529-B	$-
Class 529-C	$19.78
Class 529-E	$19.90
Class 529-T	$19.97
Class 529-F-1	$19.90
Class R-1	$19.77
Class R-2	$19.75
Class R-2E	$19.93
Class R-3	$19.94
Class R-4	$19.95
Class R-5E	$19.94
Class R-5	$19.98
Class R-6	$19.97
* Amount less than one thousand